UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2009

FRESHWATER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-140595

(Commission File Number)

98-0508360

(IRS Employer Identification No.)

30 Denver Crescent, Suite 200, Toronto, Ontario Canada M2J 1G8

(Address of principal executive offices and Zip Code)

(416) 490-0254

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On January 25, 2009 we entered into a joint venture agreement with ELCE International Corp to market and sell certain water products owned by ELCE.

Under the terms of the agreement we agreed to purchase minimum quantities of products to fulfill customer orders and minimize shipping costs, and maintain maximum inventory of ELCE products to complete customer orders.

As consideration for distributing ELCE products we agreed to issue to Claudio Sgarbi, the President of ELCE, 10,000,000 restricted shares of common stock upon closing of the agreement and an additional 5,000,000 shares issuable bi-annually for two years from closing. We will issue the shares to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we are relying on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

We will pay Claudio Sgarbi any out of pocket expenses plus a monthly consulting fee as follows:

$4,500	for the period ending May 2009
$6,000	for the period ending August 2009
$7,500	for the period ending November 2009
$9,000	December 1, 2009 until the agreement is terminated.

We will also pay to ELCE 50% of the net profits relating to sales under the agreement.

Item 3.02  Unregistered Sales of Equity Securities

The information required by this Item 3.02 is covered by Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Joint Venture Agreement dated January 25, 2009 with ELCE International Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHWATER TECHNOLOGIES, INC.

By: /s/ Max Weissengruber

Max Weissengruber

President, CEO and director

Dated: February 6, 2009